EXHIBIT 5.4

[letterhead of Carey Olsen]

Your Ref:
Our Ref:	AC/AC/1041770/0002/G2418738v5

Credit Suisse Group Capital (Guernsey) Limited

Credit Suisse Group Capital (Guernsey) IX Limited

Credit Suisse Group Capital (Guernsey) X Limited

Credit Suisse Group Finance (Guernsey) Limited

all care of

Helvetia Court

Les Echelons

South Esplanade

St Peter Port

GY1 3WF

25 March 2009

Dear Sirs

Credit Suisse Group Capital (Guernsey) Limited (Company Number 43980)

Credit Suisse Group Capital (Guernsey) IX Limited (Company Number 44573)

Credit Suisse Group Capital (Guernsey) X Limited (Company Number 44574)

Credit Suisse Group Finance (Guernsey) Limited (Company Number 28538)

(together the “Companies” and each of them is a “Company”)

1.             INTRODUCTION

We refer to the Registration Statement under the United States Securities Act of 1933, as amended (the “Securities Act”), on Form F-3 (the “Registration Statement”) to be filed by each of the Companies, among others, with the Securities and Exchange Commission using a “shelf” registration process with respect to the issuance of debt securities by Credit Suisse Group Finance (Guernsey) Limited and preferred securities by Credit Suisse Group Capital (Guernsey) Limited, Credit Suisse Group Capital (Guernsey) IX Limited and Credit Suisse Group Capital (Guernsey) X Limited.

2.             INSPECTION

2.1           As legal counsel of each of the Companies and in such capacity, we have examined copies of the following:

2.1.1        a copy of the certificates of registration of each of the Companies as provided by the Companies and a copy of the certificate of change of name for Credit Suisse Group Capital (Guernsey) Limited;

2.1.2        a copy of the Memorandum and Articles of Incorporation of each of the Companies as being filed at the Guernsey Registrar of Companies (“Guernsey Registry”) as of 24 March 2009;

OFFICES:  GUERNSEY  •  JERSEY  •  LONDON

PARTNERS: Ian Beattie • Andrew Boyce • Tom Carey • Russell Clark	PO Box 98	Telephone:	+44(0) 1481 727272
Mark Dunster • Michael Eades • Fiona Fleming • Konrad Friedlaender	7 New Street	Facsimile:	+44(0) 1481 711052
John Greenfield • Graham Hall • Karen Le Cras • Davey Le Marquand	St Peter Port	E-mail:	info@careyolsen.com
Ben Morgan • Jason Morgan	Guernsey GY1 4BZ	Website:	www.careyolsen.com
CONSULTANTS: Nigel Carey • John Langlois OBE

2.1.3        a copy of the Registration Statement executed by each of the Companies;

2.1.4        a certificate of good standing for each of the Companies dated 24 March 2009;

2.1.5        a copy of the board minutes of each of the Companies dated 16 March 2009 authorizing the Companies to file the Registration Statement with the Securities and Exchange Commission;

2.1.6        the corporate file of each of the Companies maintained for the purposes of public inspection by the Guernsey Registry on 24 March 2009; and

2.1.7        a certificate provided to us by each of the Companies dated 24 March 2009 (the “Certificates”).

2.2           We have also examined such questions of laws of Guernsey as we have considered necessary or appropriate for the purposes of this opinion.

3.             OPINION

Upon the basis of the foregoing, and subject to the assumptions and qualifications that follow, we are of the opinion that:

3.1           Each of the Companies is a limited liability company duly incorporated and validly existing in good standing under the laws of Guernsey.

3.2           The Companies have full corporate power, authority and legal right to execute the Registration Statement and all necessary corporate, and other action has been taken to authorize the same.

3.3           The filing of the Registration Statement with the Securities and Exchange Commission has been duly authorized by each of the Companies and would be lawful under the laws of Guernsey.

3.4           The Companies’ issuance of the debt securities and the preferred securities, as relevant, contemplated by the Registration Statement would be lawful under the laws of Guernsey.

3.5           Subject to:

3.5.1        the Registration Statement becoming effective under the Securities Act;

3.5.2        Credit Suisse Group Capital (Guernsey) Limited, Credit Suisse Group Capital (Guernsey) IX Limited and Credit Suisse Group Capital (Guernsey) X Limited duly authorizing the issue of the preferred securities;

3.5.3        Credit Suisse Group Finance (Guernsey) Limited duly authorizing the issue of the debt securities;

3.5.4        all documentation required for the issue of the preferred securities and the debt securities (as applicable) and their registration in the respective register of holders;

3.5.5        all of the steps outlined above complying with Guernsey law,

the issue of the preferred securities by Credit Suisse Group Capital (Guernsey) Limited, Credit Suisse Group Capital (Guernsey) IX Limited or Credit Suisse Group Capital (Guernsey) X Limited and the debt securities by Credit Suisse Group Finance (Guernsey) Limited will constitute valid and legally binding obligations on the Companies concerned, enforceable against the relevant Companies and in accordance with their terms.

4.             ASSUMPTIONS

4.1           The completeness and conformity to original documents or instruments of all documents or instruments submitted to us as copies of originals.

4.2           The genuineness of all signatures and seals on the documents and instruments submitted to us for the purposes of this opinion and where we have been provided with only signature pages of documents, the original signed versions of such documents will not differ from the last version of the full documents provided to us.

4.3           That all of the parties referred to in the Registration Statement are dealing with each other in good faith and that none of the parties are or will be seeking to achieve any purpose not apparent from the Registration Statement which might render the issuance of the debt securities or the preferred securities illegal or void.

4.4           The capacity, power and authority of all parties (other than the Companies) to enter into, and the due authorisation, execution and delivery by all parties (other than the Companies) of the Registration Statement and the binding and enforceable nature of the obligations of all parties under any applicable law other than Guernsey law.

4.5           That there are no provisions of any law of any jurisdiction outside Guernsey which would have any adverse implications for the opinions that we express and that, insofar as the laws of any jurisdiction outside Guernsey may be relevant, such laws have been or will be complied with (including without limitation, the obtaining of all necessary consents, licenses, approvals and filings under any law other than that of Guernsey).

4.6           That the governmental or public records or certificates that we have searched are complete and accurate at the date hereof and there is no material information which has been properly presented for registration, or which is required by the laws of Guernsey to be delivered for registration, which was not included in those governmental or public records or certificates.

4.7           That the meetings of the boards of directors of the Companies referred to above was duly convened and quorate throughout.

4.8           That the corporate representatives representing their respective corporate directors at the meetings of the boards of directors of the Companies referred to above were properly appointed in accordance with the Articles of Incorporation of the respective corporate directors.

4.9           That the resolutions of the directors of the Companies referred to above have not been superseded in any respect.

4.10         The continuing accuracy and completeness of all statements as to matters of fact contained in the Registration Statement as at the date hereof.

4.11         That the directors of each of the Companies have acted prudently for the commercial benefit of and for the purposes of the relevant Company, in good faith and otherwise in accordance with their duties under applicable laws and have disclosed all personal interests in the transactions contemplated in the Registration Statement.

4.12         That the powers of each of the Companies and the powers and authority of the directors of each of the Companies have not been restricted in any way other than as set out in the Registration Statement or the relevant Memorandum and Articles of Incorporation of the Companies.

4.13         That each of the Certificates is complete and accurate as at the date hereof.

4.14         That the copies of the Companies’ certificates of registration, certificate of change of name, as applicable, and Memoranda and Articles of Incorporation provided to us are true and complete as of the date of this opinion, and as confirmed by the Certificates.

4.15         That none of the Companies are insolvent (meaning that none of the Companies are not unable to pay their debts as they fall due and that each of the Companies’ assets are not less than their respective liabilities) and will not become so insolvent as a result of the issuance of the debt securities or the preferred securities, as relevant.

5.             QUALIFICATIONS

5.1           The foregoing opinion is limited to the laws of Guernsey, and we are expressing no opinions as to the effect of the laws of any other jurisdiction.

5.2           We offer no opinion as to whether filing of the Registration Statement will result in any breach of, or otherwise infringe, any other agreement, deed or document (other than the Companies’ Memoranda and Articles of Incorporation) entered into by or binding on the Companies.

5.3           We express no opinion on the accuracy or completeness of any statements or warranties of fact set out in the Registration Statement save insofar as an express opinion is given herein in respect thereof, which statements and warranties we have not independently verified.

5.4           The validity and enforcement of the preferred securities and debt securities may be limited by statutes of limitation, lapse of time and by laws relating to bankruptcy, insolvency, liquidation, arrangement, moratorium or re-organisation or other laws relating to or affecting generally the enforcement of the rights of creditors, and claims may be or become subject to set-off or counterclaim.

5.5           Where any party to the Registration Statement is vested with a discretion or may determine a matter in its opinion, courts in Guernsey may require that such a discretion be exercised reasonably or that such an opinion be based on reasonable grounds.

5.6           A Guernsey court may refuse to give effect to any of the undertakings to pay costs made by the Companies under the Registration Statement and may not award by way of costs all of the expenditure incurred by a successful litigant in proceedings brought before the court.

5.7           Specific performance will not be available in Guernsey in respect of any of the obligations of the Companies under the Registration Statement and equitable remedies will not necessarily be available as the Courts of Guernsey do not generally recognise equitable remedies.

6.             USE OF OUR NAME IN THE PROSPECTUS

We hereby consent to the use of our name in the prospectus constituting a part of the Registration Statement under the heading “Legal Matters” and, subject to prior notification to us and our written consent, any prospectus supplements related thereto.  We also consent to the use of this opinion as an exhibit to the Registration Statement by any of the Companies, Credit Suisse or Credit Suisse AG.

Yours faithfully

/s/ Carey Olsen

Carey Olsen